Exhibit  23.2 - Consent of Independent Auditors

            Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32697) pertaining to the Ruby Tuesday, Inc. Deferred Compensation Plan, in the Registration Statement (Form S-8 No. 333-03165) pertaining to the Ruby Tuesday, Inc. Deferred Compensation Plan, in the Registration Statement (Form S-8 No. 33-20585) pertaining to the Ruby Tuesday, Inc. Salary Deferral Plan, in the Registration Statement (Form S-8 No. 333-03153) pertaining to the Ruby Tuesday, Inc. Salary Deferral Plan, in the Registration Statement (Form S-8 No. 2-97120) pertaining to Ruby Tuesday, Inc. Long-Term Incentive Plan, in the Registration Statement (Form S-8 No. 33-13593) pertaining to the Ruby Tuesday, Inc. 1987 Stock Bonus and Non-Qualified Stock Option Plan, in the Registration Statement (Form S-8 No. 33-46220) pertaining to the Ruby Tuesday, Inc. Compensatory Non-Qualified Stock Option Arrangements, in the Registration Statement (Form S-8 No. 33-56452) pertaining to the Ruby Tuesday, Inc. Stock Incentive and Compensation Plan for Directors, Stock Incentive Plan and Non-Qualified Management Stock Option Agreements, in the Registration Statement (Form S-8 No. 333-03155) pertaining to the Ruby Tuesday, Inc. 1996 Stock Incentive Plan, in the Registration Statement (Form S-8 No. 333-77965) pertaining to the Ruby Tuesday, Inc. 1996 Non-Executive Stock Incentive Plan (formerly the 1993 Non-Executive Stock Incentive Plan), in the Registration Statement (Form S-8 No. 33-70490) pertaining to the Ruby Tuesday, Inc. 1993 Non-Executive Stock Incentive Plan, in the Registration Statement (Form S-8 No. 33-46218) pertaining to the Ruby Tuesday, Inc. 1989 Non-Qualified Stock Option Plan, in the Registration Statement (Form S-8 No. 333-88879) pertaining to the Ruby Tuesday, Inc. 1996 Stock Incentive Plan, and in the Registration Statement (Form S-3 No. 33-57159) of Ruby Tuesday, Inc., of our report dated June 28, 1999, with respect to the consolidated financial statements of Ruby Tuesday, Inc. as of June 6, 1999 and for the two years then ended, incorporated by reference in the Annual Report (Form 10-K) for the year ended June 4, 2000.


                                                    /s/ Ernst & Young LLP

Atlanta, Georgia
August 18, 2000